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                                                                    EXHIBIT 23.4





                               September 15, 1999




Capitol Bancorp Ltd.
200 Washington Square North, Fourth Floor
Lansing, MI 48933

         RE:  MACOMB COMMUNITY BANK

Gentlemen:

         JMP Financial, Inc. hereby consents to your including a copy of the fairness opinion in the proxy statement/prospectus with regards to Macomb Community Bank and to the reference to this firm in the proxy statement/prospectus as financial advisor to Macomb Community Bank and under the caption "Opinion of Financial Adviser".

                                                     Very truly yours,





                                                     /s/ JMP Financial, Inc.